As Filed with the Commission on October 2, 2017

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  September 28, 2017

ABCO ENERGY, INC.
 (Name of registrant as specified in its Charter)

NEVADA	000-55235	20-1914514
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 North Wilmot, #211, Tucson, AZ	85712
(Address of principal executive offices)	(Zip Code)

(520) 777-0511
(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark  whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07.:  Submission of Matters to a Vote of Security Holders:

(a)	By Written Consent in lieu of a Special Meeting of Shareholders executed on September 26, 2017, authorized an amendment;

(b)
The Company’s Articles of Incorporation, as amended, to increase the authorized shares of Common Stock to 2,000,000,000 shares.  The holders of 150,000,000 shares of Common Stock constituting a majority of the voting power of the Company, adopted the Amendment by written consent, as aforesaid.

(c)	Not Applicable

(d)	Not Applicable

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable

(c)	Shell company transactions.

Not applicable

(d)	Exhibits

Exhibit No.	Description of Exhibit

3.1	Copy of Certificate of Amendment filed on September 28, 2017 with the Nevada Secretary of State.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABCO ENERGY, INC.

Dated: October 2, 2017	By:	/s/ Charles O’Dowd
Name: Charles O’Dowd
Title: Chief Executive Officer